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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 17, 2006

                                 LSB CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                   000-32955                 04-3557612
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

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                             30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500
    (Address,including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

(a) On January 17, 2006, Timothy L. Felter resigned from employment with LSB Corporation ("registrant") and from his positions as Executive Vice President, Personal Banking and Investment Officer of Lawrence Savings Bank and as Assistant Treasurer and Investment Officer of the registrant. Mr. Felter's Employment Agreement (the "Agreement") with the registrant dated February 24, 2000 was terminated "without cause" in conjunction with his departure. At the time of Mr. Felter's resignation, the Agreement had a remaining term expiring February 24, 2007. As provided in the Agreement, the registrant made a lump sum payment to Mr. Felter in the amount of $212,833.38, representing the total of base salary through the remaining term of the Agreement, plus incentive compensation through the date of termination.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective January 17, 2006, Timothy L. Felter resigned from his positions as Executive Vice President, Personal Banking and Investment Officer of Lawrence Savings Bank and as Assistant Treasurer and Investment Officer of the registrant.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION

DATED:      January 18, 2006




By:         /S/ GERALD T. MULLIGAN
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            Gerald T. Mulligan
            President and Chief Executive Officer